FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

GOLDEN GLOBAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54528	47-1460693
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

2537 S Gessber Rd., Suite 122,

Houston, TX 77063

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  832-252-7720

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

The Board of Directors has approved the issuance of shares to certain of its officers in consideration for services rendered in lieu of monetary compensation.  The Company issued 150,000,000 shares to Robert Leyne Lee and 465,000,000 shares to John Robert Hope.  The shares have not been registered under the Securities Act of 1933, and are restricted accordingly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert Leyne Lee

Robert Leyne Lee, President